DATED     January 2000
                         ---------------------







                                AGREEMENT FOR THE
                            ACQUISITION OF THE ISSUED
                                SHARE CAPITAL OF



                              Ilios Travel Limited



                                       BY




                          LEISURE TRAVEL GROUP LIMITED












                           McFadden, Pilkington & Ward
                             City Tower B Level Four
                              40 Basinghall Street
                                 London EC2V 5DE
                               Tel: 0207 638 8788
                               Fax: 0207 638 8799

                                    CONTENTS



CLAUSE                                                                     PAGE
------                                                                     ----

1.       INTERPRETATION

2.       AGREEMENT FOR SALE

3.       PURCHASE CONSIDERATION

4.       COMPLETION

5.       WARRANTIES AND UNDERTAKINGS

6.       RESTRICTIVE AGREEMENT

7.       GENERAL


SCHEDULE 1                                  Shareholders

SCHEDULE 2                                  Details of the Company

SCHEDULE 3                                  The Property

SCHEDULE 4                                  Warranties

SCHEDULE 5                                  Deed of Indemnity

SCHEDULE 6                                  Vendor's Protection

SCHEDULE 7                                  Shareholders' Undertaking

THIS AGREEMENT is made on  January 2000
                         ----------------

BETWEEN:

(1) NITA EUGENIE ANNE BEECROFT of Stylehurst Paddock, Vannlake Road, Weire Street, Ockley, Surrey RH5 5JD (the "Vendor"); and

(2) LEISURE TRAVEL GROUP LIMITED a Company incorporated in England of Trafalgar House, 11Waterloo Place, London SW1 (the "Purchaser")

RECITALS

(A)    Details  relating  to the  Company  and it  Subsidiaries  are  set out in
       Schedule 2.

(B) The Vendor is not the beneficial owner of all of the Shares but will agree in this Agreement to procure the transfer thereof to the Purchaser.

(C)    The Shares are registered in the names of the  Shareholders as set out in
       Schedule 1.

(D) The Vendor is willing to sell, or procure to be sold, the Shares to the Purchaser on the terms and subject to the conditions set out in this Agreement free from Encumbrances.

(E) The Vendor hereby makes representations to the Purchaser in the terms of the Warranties to the intent that the Purchaser should rely on such Warranties in entering into this Agreement.

THE PARTIES AGREE AS FOLLOWS:-

1.     INTERPRETATION

1.1 The following provisions shall have effect for the interpretation of this Agreement.

1.2 The following words, expressions and abbreviations shall, unless the context otherwise requires, have the following meanings:-

       "Activities"           means any activity,  operation or process  carried
                              out by the Company at the Property whether or not currently owned, occupied or used by the Company;

       "Agreed Form"          means the form  agreed  between  the parties on or
                              prior to the Completion of this Agreement and initialled for the purposes of identification by their respective solicitors;

       "Business Day"         means a day  (other  than  Saturday  or Sunday) on
                              which banks generally are open for business in London;

       "CA"                   means the Companies Act 1985;

       "CAA'90"               means the Capital Allowances Act 1990;

       "CAA"                  means the Civil Aviation Authority;

       "Completion"           means the  completion  of the sale and purchase of
                              the Shares in accordance with clause 5;

       "Completion Date"      shall have the meaning assigned to it in clause 4;

       "Company"              means Ilios Travel Limited;

       "Deed of Indemnity"    means a deed of  indemnity  in the form set out in
                              Schedule 5;

       "Disclosure Letter"    means a letter  at the  Completion  Date  together
                              with the attachments thereto addressed by the Vendor's Solicitors on behalf of the Vendor to the Purchaser's Solicitors on behalf of the Purchaser disclosing exceptions to the Warranties;

       "Distribution"         means a distribution as defined by sections 209 to
                              211 (inclusive) of the ICTA and section 418 of the ICTA;

       "Encumbrances"         means  any  mortgage,  charge  (whether  fixed  or
                              floating), pledge, lien, security interest or other third party right or interest (legal or equitable) over or in respect of the relevant asset, security or right;

       "Environment"          means  any and  all  living  organisms  (including
                              without limitation, man ecosystems, property and the media of air (including without limitation air in buildings, natural or manmade structures, below or above ground) water, (as defined in Section
                              104(1) of the Water Resources Act 1991 and within drains and sewers) and land (including under any water as described above and whether above or below surface);

       "Environmental         means  any  consent,  approval,  permit,  licence,
       Consent"               order,    filing,    authorisation,     exemption,
                              registration,   permission,  reporting  or  notice
                              requirement and any related agreement required under any Environmental Law;

       "Environmental Laws"   means all  international,  EU, national,  or local
                              statutes,  which for the  avoidance of doubt shall
                              include   section  57  and   schedule  22  of  the
                              Environment   Act  1995  and  the   guidance   and
                              regulations   adopted   under  those   provisions,
                              by-laws,  orders,
                              regulations    or   other   law   or   subordinate
                              legislation or common law, all orders, ordinances,
                              decrees   or   regulatory   codes   of   practice,
                              circulars, guidance notes and equivalent controls concerning the protection of human health or which have as a purpose or effect the protection or prevention of harm to the Environment or health and safety which are binding in relation to the Property and/or upon the Company in the relevant jurisdiction in which the Company has been or is operating on or before Completion;

       "ICTA"                 means the Income and Corporation Taxes Act 1988;

       "ITA" means the Inheritance Tax Act 1984 and any reference thereto shall include any enactment repealed or modified thereby as if section 275 of the ITA applied in like manner to this Agreement;

       "Last Accounts Date"   means 31st  October  1999 (being the date to which
                              the Principal Accounts have been prepared);

       "Planning Acts"        means the Town and Country  Planning  Acts for the
                              time being in force;

       "Principal Accounts"   means the audited profit and the loss accounts for
                              the year ended on the Last Accounts Date and the audited balance sheet of the Company as at the Last Accounts Date including the audited balance sheet as at that date and the audited profit and loss account for that year and the directors' report and notes;

       "Property"             means  the   property  of  the   Company   shortly
                              described in Schedule 3;

       "Purchaser's
       Solicitors"            means  McFadden,  Pilkington & Ward,  City Tower B
                              Level 4, 40 Basinghall Street, London EC2V 5DE;

       "Shareholders"         means  the  persons  whose  names  are  listed  in
                              Schedule 1 as holders of the Shares;

       "Shareholders'
       Undertaking"           means  the  undertaking  under  seal of even  date
                              herewith executed by the Shareholders and set out in Schedule 7;

       "Shares" means the whole of the issued and allotted share capital of the Company;

       "subsidiary"           means a subsidiary  company as the same is defined
                              in s.736 CA;

       "Taxation"             means all forms of taxation including:-

                              (a) any charge, tax, duty or levy upon income, profits, chargeable gains or development value, land, any interest in land or in any other property, or documents or supplies or other transactions;

                              (b) income tax, corporation tax, capital gains tax, inheritance tax, value added tax, stamp duty, stamp duty reserve tax, capital duty, customs and other import duties, national insurance contributions, general rates, water rates or other local rates;

                              (c) any liability for sums equivalent to any such charge, tax, duty, levy or rates or for any related penalty, fine or interest;

       "TGCA"                 means the  Taxation of  Chargeable  Gains Act 1992
                              and  any  reference   thereto  shall  include  any
                              enactment repealed or modified thereby;

       "VATA"                 means the Value Added Tax Act 1994;

       "Vendor's Solicitors"  means James Tingley & Co, 9 London Road, Sevenoaks
                              TN13 1AH;

       "Warranties"           means   the    representations   and   warranties,
                              covenants and undertakings set out in Clause 6 and
                              Schedule 4.

       "Warranty Claim"       means any claim made by the  Purchaser  for breach
                              of any of the Warranties or any claim made by the Company under the Deed of Indemnity;

1.3 References to "FA" followed by a stated year means the Finance Act of that year.

1.4 Words, expressions and abbreviations defined in the Deed of Indemnity shall have the same meanings in this Agreement and the Deed of Indemnity shall apply to this Agreement.

1.5 References to the parties hereto include the respective successors in title to the whole of their respective undertakings and, in the case of individuals, to their respective estates and personal representatives.

1.6 References to persons shall include bodies corporate and unincorporated, associations, partnerships and individuals. Words denoting the singular shall include the plural and words denoting any gender shall include all genders.

1.7 References to statutes or statutory provisions include references to any orders or regulations made thereunder and references to any statute, provision, order or regulation include references to that statute, provision, order or regulation as amended, modified, re-enacted or replaced from time to time whether before or after the date hereof (subject as otherwise expressly provided herein) and to any previous statute, statutory provision, order or regulation amended, modified, re-enacted or replaced by such statute, provision, order or regulation.

1.8 Headings to clauses, paragraphs and descriptive notes in brackets relating to provisions of taxation statutes are for information only and shall not form part of the operative provisions of this Agreement and shall be ignored in construing the same.

1.8 References to recitals, clauses and Schedules are to recitals to, clauses of and Schedules to this Agreement. The recitals and Schedules form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and the Schedules.


2.     AGREEMENT FOR SALE

2.1 Subject to the terms and conditions of this Agreement with effect from and including Completion, the Vendor shall sell or procure the sale of with full title guarantee and the Purchaser shall purchase the Shares free from all liens, charges and encumbrances and with all rights attaching to them.

2.2 The Vendor hereby waive any pre-emption rights they may have in relation to any of the Shares under the articles of association of the Company or otherwise.


3.     PURCHASE CONSIDERATION

3.1    The   purchase   consideration   for  the   Shares   shall   be  the  sum
       of(pound)325,000 (Three hundred and twenty five thousand pounds).


4.     COMPLETION

4.1 Completion will, subject to clause 4.5, take place on or before 14th January 2000 (the "Completion Date") at the offices of the Company when all the transactions mentioned in the following sub-clauses shall take place.

4.2    The Vendor shall deliver to the Purchaser:-

       4.2.1 duly completed and signed transfers in favour of the Purchaser or as it may direct in respect of the Shares together with the relative share certificates;

       4.2.2 duly completed and signed transfers in favour of the Purchaser or as it may direct of all the Shares together with the relative share certificates;

       4.2.3  the Deed of Indemnity duly executed by the Vendor and the Company;

       4.2.4  the Shareholders' Undertaking;

       4.2.5 the resignation of the existing auditors of the Company confirming that they have no outstanding claims of any kind and containing a statement under CA s 394(1) that there are no such circumstances as are mentioned in that section;

       4.2.6 the statutory books of the Company complete and up to date and their certificate of incorporation and common seals;

       4.2.7  the title deeds relating to the Property;

       4.2.8 the appropriate forms to amend the mandates given by the Company to bankers;

       4.2.9 written confirmation from the Vendor that there are no subsisting guarantees given by the Company in favour of or on behalf of the Vendor and that the Vendor will not be indebted to the Company or vice versa.

4.3    Board meetings of the Company shall be held at which:-

       4.3.1 such persons as the Purchaser may nominate shall be appointed additional directors;

       4.3.2 the transfers referred to in clauses 4.2.1 or 4.2.2 (as the case may be) shall be approved (subject to stamping); and

       4.3.3 the resignation referred to in clause 4.2.5 shall be submitted and accepted.

4.4 Upon completion of the matters referred to in clauses 4.2 and 4.3 the Purchaser shall deliver to the Vendor's Solicitors by a bankers draft drawn on a London Clearing Bank or such other payment method as the Vendor's solicitors may reasonably approve the sum of the consideration referred to in Clause 3.1.

4.5 Completion shall be conditional upon the approval of this Agreement and the transaction for which it provides by Ernst & Young in connection with an issue of shares by the Purchaser in the USA. If such condition shall not have been fulfilled before the Completion Date, this Agreement shall be null and void unless prior to the Completion Date the parties shall have agreed in writing to the contrary.

5.     WARRANTIES AND UNDERTAKINGS BY THE VENDOR

5.1    The Vendor warrants to the Purchaser that:-

       5.1.1 the Vendor has and will have full power and authority to enter into and perform this Agreement and the Deed of Indemnity which constitute or when executed will constitute binding obligations on her in accordance with their respective terms;

       5.1.2 the Shares will at Completion constitute the whole of the issued and allotted share capital of the Company ;

       5.1.3 there is, and at Completion will be, no pledge, lien or other encumbrance on, over or affecting the Shares and there is, and at Completion will be, no agreement or arrangement to give or create any such encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

       5.1.4 the Vendor and the Shareholders will be entitled to transfer the full legal and beneficial ownership of the Shares to the Purchaser on the terms of this Agreement without the consent of any third party;

       5.1.5 the information in Schedule 2 is true and accurate in all respects;

       5.1.6  save  as set  out in the  Disclosure  Letter,  the  Warranties  in
              Schedule 4 are, to the best of the knowledge and belief of the Vendor, true and accurate in all material respects at the date of this Agreement;

       5.1.7 the contents of the Disclosure Letter and all of the accompanying documents are, to the best of the knowledge and belief of the Vendor, true and accurate in all material respects and fully, clearly and accurately disclose every matter to which they relate.

5.2 The Vendor undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Vendor, that she has made relevant enquiries into the subject matters of that Warranty.

5.3 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no clause contained in this Agreement shall govern or limit the extent or application of any other clause.

5.5 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, or failing to exercise or delaying the exercise of any right or remedy or by any other event or matter whatsoever, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.6 None of the information supplied by the Company or its professional advisers prior to the date of this Agreement to the Vendor or her agents, representatives or advisers in connection with the Warranties and the contents of the Disclosure Letter, or otherwise in relation to the business or affairs of the Company, shall be deemed a representation, warranty or guarantee of its accuracy by the Company to the Vendor, and the Vendor waives any claims against the Company which they might otherwise have in respect of it.

5.7 The Vendor shall procure that prior to Completion the Purchaser, its agents, representatives, accountants and solicitors are given promptly on request all such facilities and information regarding the business, assets, liabilities, contracts and affairs of the Company, and of the documents of title and other evidence of ownership of its assets, as the Purchaser may require.

5.8 The provisions set out in Schedule 5 shall have effect in relation to the Vendor's liability under the Warranties, representations, undertakings and indemnities contained or referred to herein or in the Deed of Indemnity.

5.9    The  Purchaser  acknowledges  that it has not been  induced to enter into
       this  Agreement  by  any   representation  or  warranty  other  than  the
       Warranties.


6.     RESTRICTIVE AGREEMENT

6.1 For the purpose of assuring to the Purchaser the full benefit of the businesses and goodwill of the Company, the Vendor undertakes by way of further consideration for the obligations of the Purchaser under this Agreement as separate and independent agreements that they will not in competition with the Purchaser:-

       6.1.1 at any time after Completion disclose to any person, or itself use for any purpose, and shall use her best endeavours to prevent the publication or disclosure of, any information concerning the business, accounts or finances of the Company any of its clients' or customers' transactions or affairs, which may, or may have, come to her knowledge;

       6.1.2 for a period of two years after Completion either on her own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from the Company any person who to its knowledge is now or has during the years preceding the date of this Agreement been a client, customer or employee of, or in the habit of dealing with, the Company;

       6.1.3 for a period of two years after Completion, without the Purchaser's prior written consent either alone or jointly with or as manager, agent for or employee of any person, directly or indirectly carry on or be engaged or concerned or interested in any business similar to any business carried on by the Company at the date of this Agreement.

7.     GENERAL

7.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties. Any announcement by either party shall in any event be issued only after prior consultation with the other party

7.2 If this Agreement shall cease to have effect the Purchaser will release and return to the Company all documents concerning it provided to the Purchaser or its advisers in connection with this Agreement and will not use or make available to any other person any information which it or its advisers have been given in respect of the Company and which is not in the public domain.

7.3 If any of the Shares shall at any time be sold or transferred, the benefit of each of the Warranties may be assigned to the purchaser or transferee of those shares who shall accordingly be entitled to enforce each of the Warranties against the Vendor as if he were named in this Agreement as the Purchaser.

7.4 This Agreement shall be binding upon each party's successors and assigns and personal representatives (as the case may be) but, except as expressly provided above, none of the rights of the parties under this Agreement or the Warranties may be assigned or transferred.

7.3 Save where expressly otherwise provided, all expenses incurred by or on behalf of the parties, including all fees or agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement shall be borne solely by the party who incurred the liability and the Company shall not have any liability in respect of them.

7.4 Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned and as to any dates and periods which may by Agreement in writing between or on behalf of the Vendor and the Purchaser be substituted for them.

7.5 Any notice required to be given by any of the parties under this Agreement may be sent by post to the address of the addressee as set out in this Agreement or to such other address as the addressee may from time to time have notified for the purpose of this clause. Communications sent by post shall be deemed to have been received two Business Days after posting. In proving service by post it shall only be necessary to prove that the communication was contained in an envelope which was duly addressed and posted in accordance with this clause.

7.6 The operative law relating to this Agreement shall be that of England and Wales

AS  WITNESS  the  hands  of  the  parties   hereto  or  their  duly   authorised
representatives on the date set out above

   SIGNED by NITA EUGENIE             )
   ANNE BEECROFT in the               )   /s/ NITA EUGENIE ANNE BEECROFT
   presence of:                       )





   SIGNED by                         ,)
   Director,  for and on behalf of    )
   LEISURE TRAVEL GROUP               )   /s/ Illegible
   LIMITED in the presence of:        )

                                   SCHEDULE 1

                        Shareholders' Holdings of Shares



   Name and Address                   No. of Shares            Consideration

   Nita Eugenie Anne Beecroft          29,999                  (pound)324,989.17
   Stylehurst Paddock,
   Vannlake Road
   Weire Street
   Ockley,
   Surrey RH5 5JD
   and
   Matthew Eric Beecroft
   65 Tennyson Street
   London SW8 3SU

   Matthew Eric Beecroft                    1                       (pound)10.83
   65 Tennyson Street
   London SW8 3SU

                                   SCHEDULE 2




                             Details of the Company

   Ilios Travel Limited

   Company Number:                    1459479

   Incorporated :                     6th November 1979

   Authorised share capital:          (pound)100,000
                                      Divided into 100 ordinary shares of
                                      (pound)1 each

   Issued share capital:              (pound)30,000

   Directors:                         Nita Eugenie Anne Beecroft
                                      Carol Lesley Wood

   Secretary:                         Carol Lesley Wood

   Registered office:                 18 Market Square
                                      Horsham
                                      West Sussex RH12 1EU

                                   SCHEDULE 3

                                  The Property

   Address                            Tenure                     Expiry of Lease

   18 Market Square and               Leasehold                6th November 2000
   18A Market Square
   Horsham
   West Sussex



   Subject to the following Sub-lease

   18A Market Square                  Leasehold                5th November 2000
   Horsham
   West Sussex


   Tenant            Leaders Limited
                     28 New Road
                     Brighton
                     East Sussex

   Rent              (pound)10,000 per annum

                                   SCHEDULE 4

                                   Warranties

1.     Constitution

2.     Accounts

3.     Business

4.     Directors and Employees

5.     Property

6.     The Group and its Bankers

7.     Accuracy of Information

8.     Tax

9.     Environmental Matters

10.    Intellectual Property

11.    Information Technology and Millennium Compliance

12.    Pensions

1.     CONSTITUTION

1.1    Memorandum and Articles

       The Memorandum and Articles of Association of the Company in the form of the copy attached to the Disclosure Letter are complete and accurate and have embodied therein or annexed thereto copies of all resolutions and agreements as are referred to in section 380 of the Companies Act 1985, and all amendments thereto (if any) were duly and properly made.

1.2    Register of Members

       The Register of Members of the Company contains true and accurate records of the members from time to time and the Company has not been subject to any application under the Companies Act 1985 for rectification of such register.

1.3    Returns

       All such resolutions returns and other documents required by the Companies Act 1985 to be delivered to the Registrar of Companies have been duly delivered and are true and accurate in all material respects.

1.4    Powers of Attorney

       The Company has not executed any power of attorney or conferred on any person other than its directors, officers and employees any authority to enter into any transaction on behalf of or to bind the Company in any way.

1.5    Subsidiaries

       The Company has no subsidiaries and does not own any shares or stock in the capital of nor has any beneficial interest in any other company or business organisation and does not take part in the management of any other company or business organisation.


2.     ACCOUNTS

2.1    The Principal Accounts

       The Principal Accounts comply with the provisions of the Companies Act 1985 as applicable and have been prepared in accordance with all relevant statutes and with generally accepted accounting principles and practices and give a true and fair view of all the assets and liabilities (whether present or future, actual or contingent) and of the state of affairs, financial position and results of the Company as at and up to the Last Accounts Date.

2.2    Accounting Policy

       The Principal Accounts have been prepared on a basis fully consistent with the basis upon which all audited accounts of the Company have been prepared.

2.3    Stock in Trade

       The Company has no stock in trade.

2.4    Off Balance Sheet Financing

       The Company has not engaged in any financing (including without prejudice to the generality of the foregoing the incurring of any borrowing or any indebtedness in the nature of borrowing including without limitation liabilities in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Principal Accounts.

2.5    Accounting Reference Date

       The Company has notified to the Registrar of Companies 31st October as being its accounting reference date pursuant to the Companies Act 1985.

2.6    Books of Account

       The Company has properly kept and maintained all necessary books of account (reflecting in accordance with generally accepted accounting principles and practices all transactions effected by the Company or to which it is or has been a party) minute books records register of members and other statutory books. All such documents contain in all material respects full and accurate records of all matters required to be recorded therein and all deeds and documents (properly stamped where stamping is necessary for enforcement thereof) belonging to the Company or which ought to be in its possession and the common seal of the Company are in its possession.

2.7    Management Accounts

       Any management accounts prepared by the Company since the Last Accounts Date were compiled with due care, on the same basis as the management accounts of the Company had been prepared during the previous accounting period prior to the Last Accounts Date and give a fair representation of the financial position of the Company from the period from the Last Accounts Date to the date to which they were drawn up and the state of affairs of the Company as at the date to which they were drawn up.

3.     BUSINESS

3.1    Business since the Last Accounts Date

       Since the Last Accounts Date the business of the Company has been conducted in the ordinary course of business as a licensed tour operator.

3.2    Acquisition and Disposal of Assets

       The Company has not since the Last Accounts Date acquired or agreed to acquire any asset for a consideration which is higher than the market value at the time of acquisition and nor has disposed of or agreed to dispose of any asset for a consideration which is lower than the market value or the value thereof as shown in its books at the time of disposal.

3.3    Charges and Title to Assets

       The Company has not created or agreed to create or suffered to arise any Encumbrance over any part of its undertaking or assets and the Company has and will at Completion have a good title to all the assets included in the Principal Accounts and to all other assets (tangible or intangible) used for the purpose of its business at the date hereof and to all assets acquired since the Last Accounts Date and prior to Completion.

3.4    Debts

       All debts owed to the Company as recorded in the Company's books and records are good and collectable in the ordinary course of business and will realise their full face value within three months of Completion. The rights of the Company in respect of such debts are valid and enforceable and not subject to any defence, right of set-off or counterclaim, withholding or other deduction and no act has been done or omission permitted whereby any of them has ceased or might cease to be valid and enforceable in whole or in part. No amount included in the Principal Accounts as owing to the Company at the Last Accounts Date has been released for an amount less than the value at which it was included in the Principal Accounts or is now regarded by the Vendor as irrecoverable in whole or in part. The Company has not factored or discounted any of its debts or other receivables or agreed to do so.

3.5    Leasing etc. Agreements

       Full and accurate details of any hiring or leasing agreements, hire purchase agreement, credit or conditional sale agreement, agreement for payment on deferred terms or any other similar agreement to which the Company is a party are contained in the Disclosure Letter and copies annexed thereto.

3.6    Onerous Obligations

       The Company is not a party to any contract, transaction, arrangement or liability which is Material and outside the ordinary course of business of the Company and which:-

       3.6.1  is of an unusual or abnormal nature;

       3.6.2  is for a fixed term of more than six months;

       3.6.3 is of a long term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

       3.6.4 is incapable of termination in accordance with its terms, by the Company, on 60 days' notice or less;

       3.6.5 involves payment by the Company by reference to fluctuations in the index of retail prices, or any other index or in the rate of exchange for any currency;

       3.6.6 involves an aggregate outstanding expenditure by the Company of more than (pound)25,000;

       3.6.7 restricts its freedom to engage in any activity or business or confines its activity or business to a particular place.

       Material is to be defined as material in the context of the affairs of the Company.

3.7    Supply Contracts

       All agreements or arrangements for the supply of services to or by the Company which involve or are likely to involve the supply of services the aggregate sale value of which will represent in excess of ten per cent of the turnover for the preceding financial year of the Company have been disclosed to the Purchaser in writing. The Company has not been notified of nor is the Vendor aware of any breach of any of its obligations under any contract, transaction or arrangement to which it is a party or which binds it.

3.8    Events of Default

       3.8.1 No event has occurred or is subsisting which constitutes or results in or would with the giving of notice and/or lapse of time constitute or result in a default or the acceleration of any obligation under any agreement or arrangement to which the Company is a party or by which it or any of its properties, revenues or assets are bound.

       3.8.2 The Company is not a party to any agreement or arrangement which is capable of termination (without liability for compensation) by any other person on a change in the management control or shareholding of the Company or by reason of the sale of the Shares under this Agreement.

3.9    Guarantees etc.

       The Company has not given any guarantee, indemnity, warranty or bond incurred any other similar obligation or created any security for or in respect of liabilities, actual or contingent, of any other person.

3.10   Options over shares etc.

       Since the Last Accounts Date no share or loan capital has been created or issued or agreed to be created or issued and there are not any options or other agreements outstanding which call or give any person the right to call (whether or not subject to conditions) for the issue of any share or loan capital of the Company and the Vendor is not under any obligation of any kind whatsoever whether actual or contingent to sell, charge or otherwise dispose of any of the Shares or any interest therein to any other person.

3.11   Litigation

       The Company is not engaged in any litigation, arbitration, prosecution or other legal proceedings (whether as plaintiff, defendant or third party) and there are no such proceedings pending or threatened or any proceedings in respect of which the Company is or might be liable to indemnify any other person concerned therein, there are no claims, facts or events which are likely to give rise to any such proceedings and the Company is not engaged in and has not in the last six years been engaged in and no facts or events exist or have occurred which are likely to cause it to be involved in proceedings or enquiries before any government or municipal board of enquiry or commission or any other administrative body (whether judicial quasi-judicial or otherwise) in which any favourable judgment or decision would or might adversely affect the business of the Company or the value of any of its assets.

3.12   Business name

       The Company does not carry on, and has not in the past three years carried on, any business under any name other than its corporate name.

3.13   Property in other companies

       The Company is not liable to offer for sale transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or agreement or arrangement or to take or suffer any action upon the happening of any such event.

3.14   Insurance

       3.14.1 The Company has produced to the Purchaser all insurance policies in effect in relation to its business and assets and all such policies are in full force and effect and not voidable.

       3.14.2 The Company is now, and has at all material times been covered against accident, damage, injury, third party loss (including product liability), loss of profits and has at all times effected such insurances as are required by law.

       3.14.3 So far as the Vendor is aware, there are no circumstances which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased and there is no claim outstanding under any such policy nor is the

              Vendor aware of any circumstances likely to give rise to a claim.

3.15   Licences

       The Company has, so far as the Vendor are aware, all licences, permissions, permits, consents and authorisations required for the carrying on of its business and, so far as the Vendor is aware, is not in breach of the terms or conditions of such licences, permissions, permits, consents and authorisations and, so far as the Vendor is aware, there are no pending or threatened proceedings which might in any way affect such licences, permissions, permits, consents and authorisations and the Vendor is not aware of any other reason why any of them should be suspended, threatened or revoked or be invalid.

3.16   Grants

       The Company has neither applied for nor received any financial assistance from any supranational, national or local agency, body or authority.


4.     DIRECTORS AND EMPLOYEES

4.1 The names of the Directors and Secretary shown in Schedule 2, are true and complete and no person not named therein as such is a director of the Company.

4.2 The particulars of all employees annexed to the Disclosure Letter show all remuneration and other benefits:-

       4.2.1  actually provided; and

       4.2.2 which the Company is bound to provide (whether now or in the future)

       to each officer and employee of the Company and are true and complete and include particulars of and details of participation in all profit sharing, incentive, bonus, commission, share option, medical, permanent health insurance, directors and officers insurance, travel, car, redundancy and other benefit schemes, arrangements and understandings (the "Schemes") operated for all or any employees or former employees of the Company or their dependants whether legally binding on the Company or not.

4.3    The particulars of all employees in the Disclosure Letter is correct.

4.4 There are no standard terms and conditions, staff handbooks and policies which apply to employees of the Company.

4.5 There are no service agreements or contracts of employment between the Company and any of its directors or employees containing any provision in addition to the matters required to be contained under section 1 of the ERA. All employees of the Company have received a written statement of particulars of their employment as required by section 1 of the ERA.

4.6 So far as the Vendor is aware, there are no training schemes, arrangements or proposals, whether past or present, in respect of which a levy may henceforth become payable by the Company under the Industrial Training Act 1982 (as amended) and pending Completion no such schemes, arrangements or proposals will be established or undertaken.

4.7 Since the Last Accounts Date the Company has not made, announced or proposed any changes to the emoluments or benefits of or any bonus to any of its directors, officers or employees and the Company is under no obligation to make any such changes with or without retrospective operation.

4.8 No past or present directors, officer or employee has currently any claim against the Company:

       4.8.1 in respect or any accident or injury which is not fully covered by insurance; or

       4.8.2  in breach of contract of services or for services; or

       4.8.3 for loss of office or arising out of or connected with the termination of his office of employment (including any redundancy payment) and, so far as the Vendor is aware, there is no event which would or might give rise to any such claim.

4.9 The Company has maintained adequate and suitable records regarding the service of its directors, officers and employees and such records comply with the requirements of the Data Protection Act 1984.

4.10 There are no amounts owing or agreed to be loaned or advanced by either the Vendor or the Company to any directors, officers and employees of the Company (other than amounts representing remuneration accrued due for the current pay period, accrued holiday pay for the current holiday year or for reimbursement of expenses).

4.11 No current director, officer or employee of the Company has given or received notice to terminate his or her employment.

4.12   Save  in  accordance  with  their  respective   contracts  there  are  no
       directors, officers or employees of the Company who are absent on grounds of disability or other leave of secondment, maternity leave or absence.


5.     PROPERTY

5.1    Title

       5.1.1 The Property comprises all the properties owned, occupied or otherwise used in connection with their business by the Company.

       5.1.2 The Property occupied or otherwise used by the Company in connection with its business is so occupied or used by right of ownership or under lease or licence, and the terms of any such lease or licence have been disclosed to the Purchaser.

       5.1.3 The Company is the legal and beneficial owners of its leasehold interest in the Property.

       5.1.4 The information contained in Schedule 3 as to the tenure of the Property is true and correct.

       5.1.5  The Company has good title to the Property.


5.2    Encumbrances

       5.2.1 The Property is free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of the Company or any other person.

       5.2.2 The Property is not subject to any outgoings other than general rates, water rates and insurance premiums and in the case of leasehold property rent and service charges and as may be stated in the leases.

       5.2.3  Where any such  matters as are  referred  to in clauses  5.2.1 and
              5.2.2 have been disclosed in the Disclosure Letter, neither the Vendor nor the Company has received any notice of breach of any of the obligations and liabilities imposed and arising under such clauses. Any payments in respect of them which are due and payable have been duly paid.

       5.2.4 The Property is not subject to any option, right or pre-emption or right of first refusal.

5.3    Planning Matters

       Neither the vendor nor the Company has received or is aware of any notice of breach in connection with any of the matters set out below:

       5.3.1  The use of the Property for the purposes of the Planning Acts.

       5.3.2  Planning permission for development purposes.

       5.3.3  Building regulation consents.

       5.3.4 Planning permissions, orders, and regulations issued under the Planning Acts, the

              London Building Acts and building regulation consents and bye-laws for the time being in force with respect to the Property.

       5.3.5 Agreements under the Town and Country Planning Act 1971 s 52 made with respect to the Property.

       5.3.6 All agreements made under the Highways Act 1980 s 38 with respect to the Property.

       5.3.7 Requirements in connection with the Property being of special historic or architectural importance or located in a conservation area.

       5.3.8 Any development charges, monetary claims and liabilities under the Planning Acts or any other such legislation.

5.4    Statutory Obligations

       Neither the Vendor nor the Company has received notice of breach in connection with any of the matters listed below:

       5.4.1 Compliance being made with all applicable statutory and by-law requirements with respect to the Property, and in particular (but without limitation) with the requirements as to fire precautions and under the Public Health Acts and the Offices, Shops and Railway Premises Act 1963.

       5.4.2 Outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal) of any competent authority exercising statutory or delegated powers.

       5.4.3 Any licences whether under the Licensing Acts 1964 or otherwise which apply to the Property.

5.5    Adverse Orders

       Neither the Vendor nor the Company has received any of the following:

       5.5.1 Compulsory purchase notices, orders or resolutions affecting any of the Property.

       5.5.2 Closing, demolition or clearance orders, enforcement notice or stop notices affecting the Property.

5.6    Condition of the Property

       5.6.1 There are no disputes with any adjoining or neighbouring owner with respect to boundary walls and fences or with respect to any easement, right or means of access to the Property.

       5.6.2 The principal means of access to the Property is over roads which have been taken over by the local or other highway authority and which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to the Property is shared with any other party nor subject to rights of determination by any other party.

       5.6.3  The  Property   enjoys  the  main  service  of  water,   drainage,
              electricity and/or gas.

       5.6.4 The Property is not located in an area or subject to circumstances particularly susceptible to flooding.

5.7    Insurance

       5.7.1 The Property is insured in its respective full reinstatement value for not less than two years' loss of rent and against third party and public liabilities to an adequate extent.

       5.7.2 All premiums payable in respect of insurance policies with respect to the Property which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies.

       5.7.3 The information in the Disclosure Letter with respect to the insurance policies is up to date and true and accurate in all respects.

5.8    Leasehold Property

       5.8.1 The Company has paid the rent due under the lease of the Property and neither the Vendor nor the Company has received any notice in connection with the observation and performance of the covenants on the part of the tenant and the conditions contained in any leases (which expressions includes underleases) under which the Property are held, and the last demands (or receipts for rent if issued) were unqualified.

       5.8.2 All licences, consents and approvals required from the landlords and any superior landlords under any leases of the Property have been obtained and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed.

       5.8.3 There are no rent reviews under the leases of the Property held by the Company currently in progress.

       5.8.4 There is not outstanding and unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by the landlord under any leases of the Property.

       5.8.5 There is no obligation to reinstate the Property by removing or dismantling any alteration made to it by the Company or any predecessor in title to the Company.

5.9    Tenancies

       5.9.1 The Property is held subject only to and with the benefit of the tenancies (which expression includes subtenancies) as set out in
              Schedule 3 and none other.

       5.9.2 With respect to such tenancies the details in the Disclosure Letter are correct.

       5.9.3 The Vendor is not aware of any material or persistent breaches of covenant by a tenant of the Property including the covenants to pay rent.

       5.9.4 The Vendor shall procure (and the Purchaser agrees to) the service by the Company prior to the Completion Date of a Tenant's Request for a new tenancy pursuant to Section 26 of the Landlord and Tenant Act 1954 in respect of the Lease of the Company's premises dated 6th November 1985 to take effect as soon as possible under the terms of such Act.


6.     THE COMPANY AND ITS BANKERS

6.1    Borrowings

       The total amount borrowed by the Company from its bankers or any other party does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock deed or other instrument.

6.2    Continuance of Facilities

       Full and accurate details of all overdrafts, loans, leases or other financial facilities outstanding or available to the Company have been supplied to the Purchaser and (save for entry into this Agreement) neither the Vendor nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

6.3    Bank Accounts

       A statement of all the bank accounts of the Company and of the credit or debit balances on such accounts as at a date not more than seven days before the date hereof has been supplied to the Purchaser. The Company has no other bank or deposit accounts (whether in credit or overdrawn). Since such statement there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statements.


7.     DISCLOSURE OF ALL MATERIAL MATTERS

       So far as the Vendor is aware and to the best of her knowledge information and belief after relevant enquiry, all information contained or referred to in this Agreement (including the Schedules and the documents in Agreed Terms) and in the Disclosure Letter or in any annexure thereto or which has otherwise been disclosed by or on behalf of the Vendor to the Purchaser or its advisers/others on or prior to the date hereof is true and accurate in all material respects and the Vendor is not aware of any other fact or matter which renders any such information misleading because of any omission, ambiguity or for any other reason. So far as the Vendor is aware and to the best of her knowledge information and belief, the Vendor has disclosed to the Purchaser all information and facts relating to the Company and its business, assets and undertaking (including financial information) which are or may be material for disclosure to a purchaser of the Company on the terms of this Agreement and all information and facts so disclosed are true and accurate in all material respects.


8.     TAXATION

8.1    Returns

       The Company has made all returns and supplied all information and given all notices to the Inland Revenue or other authority as reasonably requested or required by law within any requisite period and all such returns and information and notices are correct and accurate in all respects and are not the subject of any dispute and there are no facts or circumstances likely to give rise to or be the subject of any such dispute.

8.2    Disclosures

       All statements and disclosures made to any authority in connection with any provision of the taxation statutes whatsoever were when made and remain complete and accurate in all material respects.

8.3    Clearances

       No action has been taken by the Company in respect of which any consent or clearance from the Inland Revenue or other authority was required save in circumstances where such consent or clearance was validly obtained and where any conditions attaching thereto were and will, immediately following Completion, continue to be met.

8.4    Claims and Elections

       The Company has not made nor is subject to any claim or election under any or all of the following:-

       8.4.1 sections 2/9(1) to (6) of the TCGA (foreign assets: delayed remittances);

       8.4.2  section 35 of the TCGA (capital gains rebasing to 31 March 1982);

       8.4.3 section 24 of the TCGA (assets of negligible value or lost or destroyed);

       8.4.4 sections 154 and 175 of the TCGA and sections 152 and 153 of the TCGA. (roll-over relief);

       8.4.5  sections 242 of the ICTA (surplus franked investment income)

       8.4.6  section 247 of the ICTA (group income)

       8.4.7 sections 584, 585 or 723 of the ICTA (foreign income etc; delayed remittances);

       8.4.8  section 75 of the FA 1986 (stamp duty on reconstructions etc.)

       8.4.9  section 161 TCGA (appropriations to and from Stock).

8.5    Payment of tax by instalments

       The Company has not made an election or arrangement for the payment of tax by instalments under sections 280 and 48 of the TCGA.

8.6    Deed of Indemnity

       So far as the Vendor is aware, no event has occurred which would or might give rise to claim under the Deed of Indemnity upon or after the execution thereof.


                        PROVISION FOR AND PAYMENT OF TAX

8.7    General

       The Principal Accounts make reasonable provision or reserve in respect of any period ended on or before the Last Accounts Date for all tax assessed or liable to be assessed on the Company or for which it is accountable at the Last Accounts Date whether or not the Company has or may have any right of reimbursement against any other person including in particular (but without prejudice to the generality of the foregoing) tax in respect of property (of whatever nature) income, profits or gains held, earned, accrued or received by or to any person on or before the Last Accounts Date or by reference to any event occurring act done or circumstances existing on or before that date including distributions made down to such date or provided for in the Principal Accounts and reasonable provision has been made and shown in the Principal Accounts for deferred taxation in accordance with generally accepted accounting principles.

8.8    Payment of Tax

       8.8.1 The Company has duly and punctually paid all tax to the extent that the same ought to have been paid and is not liable nor has it within three years prior to the date hereof been liable to pay any penalty or interest in connection therewith.

       8.8.2 Without prejudice to clause 8.8.1 the Company has paid on the due date:-

              (i) all value added tax and customs and excise duties (at the correct tariff rate) in respect of goods or services sold or supplied or imported;

              (ii) all tax due in respect of payments made by it to any person which ought to have been made under deduction of tax and all such tax has been properly deducted from all such payments made;

              (iii) all advance corporation tax due in respect of dividends and other distributions made or paid by it; and

              (iv)   all  social  security  contributions  (both  employers  and
                     employees)   due   in   respect   of  its   employees   and
                     ex-employees.

8.9    Pay As You Earn

       The Company has properly operated the PAYE system and National Insurance Contribution system deducting tax as required by law from all payments to or treated as made to or benefits provided for its employees, ex-employees or independent contractors (including any such payments within section 134 of the ICTA) and duly accounted to the Inland Revenue in connection with any such payments made or benefits provided, and no PAYE audit or National Insurance or VAT audit in respect of the Company has been made by the Inland Revenue, Contribution Agency or HM Customs & Excise nor has the Company been notified that any such audit will be made and the Company has complied with all other obligations in respect of National Insurance.

8.10   Give as You Earn

       Details of any payroll deduction scheme pursuant to section 202 of ICTA operated by the Company are set out in the Disclosure Letter and any such scheme has been operated in accordance with that section and regulations made thereunder.

8.11   Secondary Liability

       No transaction or event has occurred in consequence of which the Company is or may be held liable for any tax or deprived of relief or allowances otherwise available to it or may otherwise be held liable for or to indemnify any person in respect of any tax for which some other company or person was primarily liable (whether by reason of any such other company being or having been a member of the same group of companies or otherwise).

                                 CORPORATION TAX

8.12   Changes in Trade etc.

       8.12.1 Within the period of three years ending with the date hereof there has been no major change in the nature or conduct of any trade or business carried on by the Company within the meaning of section 245 or 768 of ICTA.

       8.12.2 There has been no cessation or discontinuance of any trade carried on by the Company nor has the scale of activities in any trade carried on by the Company within three years hereof become small or negligible.

       8.12.3 Prior to the execution of this Agreement no change of ownership of the Company has taken place such that either or both of sections 245 or 768 of ICTA has or may be applied to deny relief in respect of loss or losses of the Company or surplus advance corporation tax.

8.13   Trading Assets

       In the event that any asset shown in the Principal Accounts as a fixed asset is disposed of immediately following Completion the proceeds derived from such asset will not be treated as a trading receipt for tax purposes.

8.14   Deductions

       The Company has not made any payment or incurred any liability to make any payment which could be disallowed as a deduction in computing the taxable profits of the Company or as a charge on the Company's income including (but without prejudice to the generality of the foregoing) any payment which could be disallowed under sections 74 (general rules as to deductions not allowable), 338-340 (allowance of charges on income), 779-789 (leased assets), section 787 (restriction of relief for payments of interest) or section 125 of the ICTA (annual payments for non-taxable consideration).

8.15   Sales and undervalue/overvalue

       All transactions entered into by the Company have been entered into on an arm's length basis and the consideration (if any) charged or received or paid by the Company on all transactions entered into by it has been equal to the consideration which might have been expected to be charged received or paid (as appropriate) between independent persons dealing at arm's length and no notice or enquiry pursuant to section 770 of the ICTA has been made in connection with any of such transactions.

8.16   Appropriations

       Since the Last Accounts Date the Company has not appropriated any of its assets to or from trading stock.

8.17   Chargeable Policies

       The Company is not and will not become liable to tax in respect of any policy of insurance (including any life policy or life annuity contracts) whether or not acquired as original beneficial owner.

8.18   Deep Discount Securities

       8.18.1 The  Company  has  not  issued  or  acquired  any  deep   discount
              securities as defined by paragraph 1 (1) of schedule 4 of the ICTA.

       8.18.2 In so far as the Company has issued or acquired any deep discount securities as defined by paragraph 1(1) of schedule 4 of the ICTA it has issued or acquired (as the case may be) a relevant certificate in terms of paragraph 13 of schedule 4 of the ICTA.

8.19   Foreign Borrowings

       The Company has not made borrowings in foreign currency whereby a liability to tax may arise or may have arisen or a claim for tax has been made.

8.20   Pension Fund Surplus

       Since the Last  Accounts Date the Company has not received any payment to
       Schedule 22 of the ICTA applies.

                                 CAPITAL ASSETS

8.21   Capital Allowances

       8.21.1 No balancing charge in respect of any capital allowances claimed or given would arise if any assets of the Company were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Principal Accounts.

       8.21.2 All necessary conditions for all capital allowances (as defined in section 832(1) of the ICTA) claimed by the Company were at all material times satisfied and remain satisfied and the Company has not since the Last Accounts Date become liable for any balancing charge.

8.22   Finance Leases

       8.22.1 The Company is not nor has been the lessee under any leases of plant or machinery save for the leases specified in the Disclosure Letter (the "Leases").

       8.22.2 The machinery or plant subject to the Leases has in the period which is the requisite period in respect of any expenditure thereon by an owner or lessor for the purposes of section 39(1) of the CAA been used and only been used for a qualifying purpose as defined by the section.

       8.22.3 No assets subject to the Leases have at any time been leased by the Company or its lessees to a person who is not resident in the UK and does not use the machinery or plant for the purposes of a trade carried on there.

       8.22.4 So far as the Vendor is aware there is no revenue investigation, revenue enquiry or other circumstance which dictates that any person who is or was a lessor or owner of equipment subject to any of the Leases will or may be denied the first year allowances and writing down allowances by reference to which the initial rental under that Lease was calculated.

8.23   Investment grants

       The Company has not received any investment grant or similar payment or allowance receivable by virtue of any statute.

                                  DISTRIBUTION


8.24   Repayments of Share Capital

       8.24.1 The Company has not at any time after 6 April 1965 repaid or agreed to repay or redeemed or agreed to redeem or purchase or agreed to purchase (or made any contingent purchase contract within the meaning of section 165 of the Companies Act 1985) in respect of any of its issued share capital or any class thereof. Further the Company has not after 6 April 1965 capitalised or agreed to capitalise in the form of shares, debentures or other securities or in paying up amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to be passed any resolution to do so.

       8.24.2 The Company has not made (and will not be deemed to have made) any distribution within the meaning of sections 209, 210 and 236 of ICTA since 5 April 1965 except dividends properly authorised and shown in the Principal Accounts nor is the Company bound to make any such distribution.

8.25   Payments to be treated as distributions

       The Company has not issued any securities (within the meaning of section 254(1) of ICTA) which remain in issue where the interest payable thereon fails to be treated as a distribution.


                                CHARGEABLE GAINS

8.26   Sales at Book Value

       No chargeable gain or profit (disregarding the effects of any indexation relief available) would arise if any assets of the Company (other than trading stock) were to be realised for a consideration equal to the amount of the book value thereof as shown or included in the Principal Accounts.

8.27   Value shifting

       The Company has been involved in any scheme or affected by any arrangements whereby the value of any asset has been or will be reduced such that sections 29 and/or 30 of TCGA might be applicable.

8.28   Valuation of Assets

       8.28.1 The Company has not made any disposal of part of an asset part of which is still owned by the Company at the date hereof which has required or may or will require any computation under section 42 of the TCGA (part disposals of assets).

       8.28.2 The  Company has not  disposed  of or acquired  any assets so that section 17 of TCGA might apply to restrict the consideration deemed to be given on such disposal or acquisition.

8.29   Chargeable debts

       No gains chargeable to corporation tax on chargeable gains will accrue to the Company on the disposal of any debt owing to it.

8.30   Reconstructions

       The Company has been involved in any share for share exchange or any scheme of reconstruction or amalgamation such as are mentioned in section 135 and 136 of the TCGA or section 139 of the TCGA under which shares or debentures have been or will be issued or assets have been or will be transferred.

8.31   Corporate Bonds

       There has been no relevant transaction to which section 117(8) of TCGA can apply to a corporate bond held by the Company.

8.32   Depreciatory transactions

       No loss which has arisen or which may hereafter arise on a disposal by the Company of shares in or securities of any company is liable to be reduced by virtue of the application of section 176 of TCGA (transactions in a group) or section 177 of TCGA (dividend stripping).

8.33   Transfers by way of gift

       The Company has not made any such transfer of an asset at an undervalue as is mentioned in section 125 of TCGA or received any assets by way of a gift as mentioned in section 282 of TCGA.

                            ANTI AVOIDANCE PROVISIONS

8.34   Tax Schemes

       The Company has not entered into nor been a party to nor otherwise involved in any scheme or arrangement designed wholly or partly for the purpose of avoiding or deferring tax.

8.35   Transactions in Securities

       The Company has not:-

       8.35.1 become liable for tax; or

       8.35.2 received and will receive or be the subject of or be adversely affected by any claim for tax arising under or imposed by or resulting from the operation of sections 703-709 of ICTA (whether alone or in conjunction with any other provisions of any taxation statutes whatsoever) and which wholly or partly results or arises from or is computed by reference in circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after Completion.

8.36   Transactions in Land

       The Company has not:-

       8.36.1 become liable for tax; or

       8.36.2 received and will not receive or be the subject of or be adversely affected by any claim for tax arising under or imposed by or resulting from the operation of sections 776-778 of ICTA (whether alone or in conjunction with any other provisions of any taxation statutes whatsoever) and which wholly or partly results or arises from or is computed by reference to circumstances existing or events occurring at any time on or before the date hereof whether alone or in conjunction with other circumstances arising before or after Completion.

8.37   Sale and lease back of land

       Since 22 June 1971 the Company has not entered into any transaction as is mentioned in sections 34-37 or section 780 of ICTA.

8.38   Transactions between dealing and associated company

       The Company has not entered into any transaction mentioned in section 774 of ICTA.

8.39   Loans or Credit

       The Company has been involved in transactions such that section 786 of ICTA (transactions associated with loans or credit) might apply.

                                 FOREIGN ELEMENT

8.40   Treasury Consents

       The Company has not without the prior consent of the Treasury entered into any of the transactions specified in 765(1)(c) or (d) of ICTA

8.41   Company Migration

       Since 15 March 1988, no election has been made by the Company as the principal company as defined in section 187 of TCGA (postponement of charge on deemed disposal of assets by company ceasing to be resident in the United Kingdom) nor has any company over which the Company had control or which was a member of the same group of companies as the Company ceased to be resident in the United Kingdom otherwise than in compliance with section 130 of the FA 1988.

8.42   Transfers to non-resident company

       The Company has not made any such transfer as is mentioned in section 140 of the TCGA.

8.43   Double Taxation

       The Company has not made nor is entitled to make any claim under part XVIII of the ICTA and in respect of any such claims disclosed all necessary conditions for all foreign tax credit claimed or to be claimed by it were at all material times and remain satisfied and in particular (but without prejudice to the generality of the foregoing) the Company holds all tax deduction certificates or other documentation necessary for production to HM Inland Revenue in respect of such foreign tax.

8.44   Controlled Foreign Companies

       The Company does not have and never has had an interest in a controlled foreign company within the meaning of section 747 of ICTA such that all or any of the chargeable profits of the controlled foreign company have been or with or may be apportioned to the Company.

8.45   Offshore Funds

       The Company has not on or after 1 January 1984 disposed of and does not now have a material interest in an offshore fund which at any material time was or is a non-qualifying offshore fund within the meaning of section 757 of ICTA such that a disposal thereof by it has given rise or will or may give rise to an offshore income gain.

8.46   Agency for Non Residents

       The Company is not nor has been assessable to tax by virtue of section 78 of the Taxes Management Act 1998

                                  CLOSE COMPANY

8.47   The Company is a close company as defined by section 414 ICTA.

                               GROUPS OF COMPANIES

8.48   Group Relief

       The Disclosure Letter contains particulars of all arrangements relating to group relief under sections 402-413 of ICTA to which the Company is or has been a party and:-

       8.48.1 all claims by the Company for group relief were when made and are now valid and have been or will be allowed by way of relief from corporation tax;

       8.48.2 the Company has not made nor is liable to make any payment for group relief otherwise than in consideration for the surrender of the group relief allowable to it by way of relief from corporation tax;

       8.48.3 the Company has received all payments due to it under any arrangement or agreement for surrender of group relief by it;

       8.48.4 no such payment  exceeds or could  exceed the amount  permitted by section  402(6) of ICTA;

       8.48.5 there exists or existed for any period of account in respect of which a surrender has been made or purports to have been made no arrangements such as are specified in section 410(1)-(6) of ICTA.

8.49   Advance Corporation Tax

       The Disclosure Letter contains particulars of all arrangements for the surrender under section 240 of ICTA of any amount of advance corporation tax and in respect of receipts and surrenders disclosed:-

       8.49.1 the Company has not paid nor is liable to pay for the benefit of any advance corporation tax which is or may become incapable of set off against its liability to corporation tax;

       8.49.2 the Company has received all payments due to it for all surrenders or purported surrenders of advance corporation tax made by it;

       8.49.3 no such payment  exceeds or could  exceed the amount  permitted by section 240(8) of ICTA; and

       8.49.4 there exists or existed for any period in respect of which a claim under section 240 of ICTA has been or is to be made no arrangements such as are specified in sub-section (11) of that section whereby any person could obtain control of the Company or of any subsidiary to which such surrender purports or is purported to be made.

8.50   Intra-Group Transfers

       The Company has not acquired any asset other than trading stock from any other company belonging at the time of acquisition to the same group of companies as the Company within the meaning of section 170 of TCGA and no member of any group of companies of which the Company is or has at any material time been the principal company (as defined in section 170(2)(b) of TCGA) has so acquired any asset.

                                 INHERITANCE TAX

8.51   Gifts

       8.51.1 The Company is nor will become, liable to be assessed to capital transfer tax or inheritance tax as donor or donee of any gift or transferor or transferee of value (actual or deemed) nor as a result of any disposition chargeable transfer or transfer of value (actual or deemed) made by or deemed to be made by any other person.

       8.51.2 The Company has been a party to associated operations in relation to a transfer of value within the meaning of section 268 of ITA.

       8.51.3 No asset owned by the Company is subject to any sale, mortgage or charge by virtue of s212 of ITA.

8.52   Inland Revenue Charge

       There is no unsatisfied liability to capital transfer tax attached or attributable to the Shares or any asset of the Company and in consequence no person has the power to raise the amount of such tax by sale or mortgage of or by a terminable charge on any of the Shares or assets of the Company as mentioned in section 212 of ITA and none of the Shares or assets of the Company are subject to an Inland Revenue charge within section 237 of ITA.

                                 VALUE ADDED TAX

8.53   Value Added Tax

       8.53.1 The Company is a registered taxable person for the purpose of the VAT legislation and has not at any time been treated as a member of a group of companies for such purpose and has not made any application to be so treated and no circumstances exist whereby the Company would or might become liable for value added tax as an agent or otherwise by virtue of section 47 of VATA.

       8.53.2 The Company has complied in all respects with the requirements and provisions of VATA and all regulations and orders made thereunder (the "VAT legislation") and has made and maintained and will pending Completion make and maintain accurate and up-to-date records invoices accounts and other documents required by or necessary for the purposes of VAT legislation and each the Company has at all times punctually paid and made all payments and returns required thereunder.

       8.53.3 That (without prejudice to the generality of clause 8.53.2) the Company has not:-

              (i)    taken part in conduct involving  dishonesty as described in section 60 of VATA;

              (ii)   committed   any  serious   misdeclaration   or  neglect  as
                     described in section 63 of VATA;

              (iii) issued unauthorised invoices or failed to do anything contemplated by section 67 of VATA;

              (iv) failed to comply with any regulatory requirements described in section 69 of VATA;

              (v) been notified of any assessment within sections 59 and 74 of VATA or a surcharge notice under section 59 of VATA;

              (vi) made any agreement with the Commissioners of Customs and Excise which agreement has not been put in writing as contemplated by section 85 of VATA.

       8.53.4 The Company has not made any exempt supplies in consequence of which it is or will be unable to obtain credit for all input tax paid by it during any VAT quarter ending after the Last Accounts Date.


                                   STAMP DUTY

8.54   Stamp Duty and Capital Duty

       The Company has duly paid all capital duty and loan capital duty for which it is or has at any time been liable and all documents in the enforcement of which it is or may be interested have been duly stamped and since the Last Accounts Date the Company has not been a party to any transaction whereby it was or is or could become liable to stamp duty reserve tax.


                                FINANCE ACT 1996

8.55   Loan Relationships

       The Company is not a party to any loan relationship as defined in Chapter 11 of the Finance Act 1996 which may give rise to any debits or credits as there mentioned.


9.     ENVIRONMENTAL MATTERS

9.1    Consents

       The Company does not require any Environmental Consent, nor has received any notice of any requirement for any Environmental Consent.

9.2    Liability

       The Company is in compliance with all environmental laws which are currently applicable to its business (other than breaches which are unintentional, minor or insignificant in effect).

       There are no civil criminal arbitration or administrative actions claims proceedings or suits pending or threatened against the Company arising from or relating to Environmental Consents or Environmental Laws and there are no circumstances which may lead to such actions claims proceedings or suit.


10.    INTELLECTUAL PROPERTY

10.1 The use by the Company of its Intellectual Property does not infringe the rights of any third party.

10.2 There are no claims or proceedings in existence or threatened in respect of the use by the Company of its Intellectual Property and there are no circumstances likely to give rise to any such claims or proceedings


11.    INFORMATION TECHNOLOGY AND MILLENIUM COMPLIANCE

11.1 None of the business systems forming part of the Company's Intellectual Property has been copied wholly or substantially from any other material.

11.2 All the business systems, excluding software, used in the business of the Company are owned and operated by and are under the control of the Company and are not wholly or partly dependent on any facilities which are not under the ownership operation or control of the Company. No action will be necessary to enable such systems to continue to be used in the business of the Company to the same extent and in the same manner as they have been used prior to the date hereof.

11.3 The Company is validly licensed to use the software used in its business and no action will be necessary to enable it to continue to use such software to the same extent and in the same manner as they have been used prior to Completion.

11.4 The Disclosure Letter sets out or has annexed to it copies of all disaster recovery agreements used in the course of the business of the Company.

11.5 The performance of the business systems used in the business of the Company will not be adversely affected by either any changes in and to data information used therein or any changes to inputs and other manipulations of data in relation to dates from 1 January 2000 and thereafter.

11.6 The Disclosure Letter has annexed to it copies of all computer hardware and software maintenance agreements, all such agreements being in full force and effect.

12.    PENSIONS

12.1 The Company is not under a legal obligation or moral liability or obligation and is not a party to any ex-gratia arrangement or promise to pay pensions, gratuities, super-annuation allowances or the like, or otherwise to provide "relevant benefits" within the meaning of s.612 of the Income and Corporation Taxes Act 1988 to or for any of its past or present officers or employees or their dependents; and there are no retirement benefit or pension or death benefit or similar schemes or arrangements in relation to or binding on the Company or to which the Company contributes.

                                   SCHEDULE 5

1.     Interpretation

1.1 The provisions of this Schedule 5 shall operate to limit or qualify the liability of the Vendor under or in connection with any term of this Agreement and the Warranties and indemnities in the Indemnity ("such liabilities") and references to "such liabilities" shall be construed accordingly.

1.2 In the Warranties, reference to "material" shall mean material in the context of the business of the Company as a whole.

2.     Cap

2.1    Notwithstanding   any  other  provision  hereof  the  maximum   aggregate
       liability of the Vendor in respect of all breaches of this Agreement and the Warranties and the tax Deed shall not exceed (pound)325,000.

3.     Time Limits

3.1 Subject to the provisions of paragraph 3.2 of this Schedule, no claim shall be brought against the Vendor in respect of such liabilities unless notice in writing of any such claim (specifying in reasonable detail the nature of the breach and so far as is practicable the amount claimed in respect thereof) has been given to the Vendor within twelve months of Completion and any such claim which may have been made shall (if it has not been previously satisfied settled or withdrawn) be deemed to have been withdrawn on the expiration of six months from the date of the said notice unless proceedings in respect thereof shall have been both issued and served on the Vendor before such expiration.

3.2 No claim or claims shall be brought against the Vendor in respect of which the subject matter relates to Taxation unless notice in writing of any such claim (specifying in reasonable detail the nature of the claim and so far as practicable the amount claimed in respect thereof) has been given to the Vendor within six years of Completion and any such claim which may have been made shall (if it has not been previously satisfied settled or withdrawn) be deemed to have been withdrawn on the expiration of six months from the date of the said notice unless proceedings in respect thereof shall have been both issued and served on the Vendor before such expiration.

4.     Small Claims and Threshold

4.1    Notwithstanding the other provisions of this Schedule 5:-

       4.1.1 no claim shall be brought in respect of any breach of any of the Warranties or indemnities unless the amount of loss sustained in respect of which a claim may properly be brought shall exceed the sum of (pound)5,000 (such a claim which exceeds that sum being herein referred to as a "Qualifying Claim"); and

       4.1.2 no claim shall be brought in respect of any Qualifying Claim unless the loss thereby sustained (when aggregated with any other Qualifying Claims) exceeds (pound)25,000 whereupon all Qualifying Claims and not merely the excess over (pound)25,000 may be brought.


5.     No Double Claims

5.1 Neither the Purchaser nor the Company shall be entitled to recover damages in respect of any claim for breach of this Agreement or otherwise obtain reimbursement or restitution more than once in respect of any one breach of any of the Warranties contained in the Agreement or the indemnities contained in the Deed of Indemnity and so that for this purpose any recovery by the Purchaser shall be deemed to be a recovery under either of the Warranties or indemnities and further any recovery in respect of a claim for breach of any of the Warranties shall satisfy any liability in respect of the circumstances giving rise to such claim and vice versa.


6.     General Limitations

6.1 The Vendor shall have no liability in respect of such liabilities and accordingly no claim may be brought in respect thereof if and to the extent that any one or more of the following provisions may apply:-

       6.1.1  such  liabilities  are  wholly  or  partly   attributable  to  any
              voluntary act omission transaction or arrangement of the Purchaser or the Company after the date hereof;

       6.1.2 either the Company or the Purchaser is entitled to claim indemnified (and then only to the extent of the indemnity) against any loss or damage suffered by any of them under the terms of any insurance policy for the time being in force;

       6.1.3 such liabilities arise in connection with any fact, matter or circumstance fairly disclosed in the Disclosure Letter or subsequently disclosed by the Vendor to the Purchaser or in the schedules to this Agreement;

       6.1.4  such liabilities  arise in connection with any matter provided for
              under  the  terms  of  this   Agreement   or   arising   from  the
              implementation of the same;

       6.1.5 either such liabilities arise in connection with any exceptions or matters included mentioned provided for reserved or referred to in the Principal Accounts or the audited accounts for the two previous accounting periods of the Company or in the notes thereto or the subject matter of the claim giving rise to such liabilities was taken into account in computing the amount of any such provision or reserve or is noted therein;

       6.1.6 such liabilities arise wholly or partly out of as a result of or in connection with:-

              6.1.6.1 any change in the nature of the business of the Company (or in the manner of conducting the same) between the date hereof and Completion which is authorised by the Purchaser pursuant to this Agreement; or

              6.1.6.2 any asset acquired or disposed of by the Company between the date hereof and completion which is authorised by the Purchaser pursuant to this Agreement; or

              6.1.6.3 any statutory provision not in force at the date hereof or any change in any statutory provision hereafter or any decision of the Courts altering the generally accepted interpretation of any statutory provision or the withdrawal of any extra statutory concession previously made by or any change in practice of the Inland Revenue or other taxation authority or any increase in the rates of Taxation in force at the date hereof;

              6.1.6.4 the passing of a resolution for the winding up of the Company after the date hereof; or

              6.1.6.5 any change in the format, matter, bases, priorities and principles used in the preparation of the accounts of the Company from those used and adopted in the Principal Accounts;

       6.1.7 the loss or liability resulting from such liabilities has been or is made good or otherwise compensated for at no expense to the Purchaser and/or the Company;

       6.1.8 the loss or liability resulting from such liabilities is less than the aggregate of any over-provision made in the Principal Accounts in respect of any liability and any undervalue of any asset recorded in the Principal Accounts.


7.     Purchaser's Covenant

7.1    The Purchaser hereby covenants with the Vendor that:

       7.1.1 It is not aware of any fact, matter or thing as may be inconsistent with any Warranty or that may give rise to any liability on the part of the Vendor hereunder; and

       7.1.2 It will procure repayment by the Company on or before 31st March 2000 of the Loan of (pound)10,000 made by the Vendor or take an assignment thereof from the Vendor for a consideration equal to the outstanding amount of such loan.

8.     Subsequent Recovery from Third Party

8.1 The Purchaser shall reimburse to the Vendor forthwith an amount equal to any sum paid by the Vendor in respect of any claim for such liabilities which is subsequently recovered by or paid to the Company by any other person (including but not limited to insurance payments) (less any reasonable costs and expenses incurred by the Company in making such recovery).


9.     Assignment of Claim

9.1 Where having discharged any claim for breach of the Warranties the Vendor requests the assignment to it of any right of the Purchaser or of the Company to make recovery in whole or in part from any third party, the Purchaser will assign at Vendor's expense or procure the assignment to the Vendor of such right and, if the same is not legally capable of effective assignment, will, subject to being indemnified to the reasonable satisfaction of the Purchaser pursue such claim on behalf of the Vendor and deliver over upon receipt to the Vendor all amounts recovered.


10.    Reliefs

10.1 Any such liabilities shall not extend to any part of the loss or damage suffered by the Purchaser or the Company to the extent that such part shall be used or shall be capable of being used by the Purchaser or the Company or any present or future subsidiaries of either of them to offset in whole or in part any past present or future liability to Taxation.


11.    Third Party Claim

11.1 Where the Company or the Purchaser is entitled (whether by reason of insurance or payment discount or otherwise) to recover from some other person any sum in respect of Taxation or any other damage or liability the subject of a claim against the Vendor under this Agreement or for which a claim could be made hereunder (and whether before or after the Vendor has made payment hereunder) the Purchaser shall if so required by the Vendor and at her own cost and expense take or (as the case may require) procure that the Company takes all steps (whether by way of a claim against its insurers or otherwise) as the Vendor may reasonably require to enforce such recovery and shall keep the Vendor informed to their reasonable satisfaction of the progress of any action taken. Thereafter any claim against the Vendor shall be limited (in addition to the limitations on the liability of the Vendor referred to in this
       Schedule 5) to the amount by which the loss or damage suffered by the Purchaser as a result of such breach shall exceed the amount (if any) so recovered. The Purchaser shall not be entitled to make any claim in respect of such liabilities if it or the Company fails to act in accordance with the reasonable instructions of the Vendor in conducting any claim against a third party.

12.    Right to Fight

12.1 The Vendor shall be entitled to require the Purchaser or the Company to take all such reasonable steps or proceedings as the Vendor may consider appropriate in order to mitigate any claim in respect of such liabilities or in respect of the undertakings in this Agreement and the Purchaser shall procure that the Company shall act in accordance with any such requirements (subject to the Purchaser and/or the Company being indemnified by the Vendor against all reasonable costs and expenses incurred in connection therewith). For the purpose of enabling the Vendor to remedy a breach or to mitigate or otherwise determine the amount of any claim or to decide what steps or proceedings should be taken in order to mitigate any claim the Purchaser shall:-

       12.1.1 give notice to the Vendor within fourteen days of any breach or circumstance giving or likely to give rise to a breach coming to its notice or to the notice of the Company;

       12.1.2 make or procure to be made available to the Vendor or her duly authorised representatives all relevant personnel, books of accounts, records and correspondence of the Company for the purpose of enabling the Vendor to ascertain or extract any relevant information; and

       12.1.3 make no admission of the fact or amount of any liability on the part of the Company or the Purchaser without the prior written consent of the Vendor such consent not to be unreasonably withheld.

       The Purchaser shall not be entitled to make any claim in respect of a breach of Warranty if it or the Company fails to give the said notice or to act in accordance with the reasonable instructions of the Vendor in conducting any dispute or negotiation in relation to the claim in accordance with this paragraph 12.


13.    Reliance on Statements

13.1 No claim shall be made against the Vendor in respect of any warranty, representation, indemnity, covenant, undertaking or otherwise arising out of or in connection with the sale of the issued share capital of the Company except where the same is expressly contained in this Agreement or the Schedules hereto or the Disclosure Letter and the Purchaser confirms that it has not relied upon or been induced to enter into this Agreement by any warranty, representation, indemnity, covenant or undertaking given by any person which is not expressly contained in this Agreement.


14.    No Rescission

14.1 Any breach of any of the Warranties or any other provision of this Agreement by the Vendor shall give rise only to an action by the Purchaser for damages and shall not entitle the Purchaser to rescind this Agreement, save as expressly provided for in clause 4.2 of this Agreement.

Duty to Mitigate

15.1 Nothing in this Agreement shall be deemed to relieve the Purchaser from its common law duty to the Vendor to mitigate their loss and without prejudice to the generality of the foregoing the Purchaser shall take and shall do all things in its power to procure that the Company shall take all practicable and reasonable steps to avoid or mitigate any loss or liability which may give rise to a claim under the Warranties or this Agreement.

                                   SCHEDULE 6

                                Deed of Indemnity


THIS DEED OF INDEMNITY is made on ________________ 199

BETWEEN:-

(1) NITA EUGENIE ANNE BEECROFT of Stylehurst Paddock, Vannlake Road, Weire Street, Ockley, Surrey RH5 5JD (the "Covenantor"); and

(2) LEISURE TRAVEL GROUP LIMITED whose office is at Trafalgar House 11 Waterloo Place London SW1 (the "Purchaser" which expression shall include its successors and assigns).

RECITAL

This Deed of Indemnity is entered into pursuant to the provisions of an agreement (the "Sale Agreement") made on 1999 pursuant to which the Purchaser agreed to purchase the whole of the share capital of the Company.

THE PARTIES AGREE AS FOLLOWS:-

1.     INTERPRETATION

1.1 Subject to clause 1.2 and unless the context otherwise indicates, words expressions and abbreviations defined in the Sale Agreement shall have the same meanings in this deed and any provisions of the Sale Agreement concerning matters of construction or interpretations shall mutatis mutandis apply to this deed.

1.2    The following  words,  expressions  and  abbreviations  used in this deed
       shall,  unless  the  context  otherwise  requires,   have  the  following
       meanings:-

       "Claim for Tax" means any of the following:-

       (a) any liability to make a payment of Tax and any claim, assessment, demand, notice or other document issued or action taken by or on behalf of any person authority or body whatsoever and of whatsoever country which claims payment of Tax or any submission, return or correspondence from which it appears likely that there may be a liability to Tax or Claim for Tax within (b) below, or

       (b) any non-availability or loss of or reduction of any Relief (including in particular a right to repayment) to the extent that such Relief has been reflected in the Net

              Assets of the Company as shown by the Principal Accounts.

       "Company" shall have the same meaning as in the Sale Agreement.

       "Group" shall be deemed to include the Company and any subsidiary.

       "Group Relief" means any of the following:-

       (a) relief surrendered or claimed pursuant to chapter IV part X of the ICTA 1988;

       (b) advance corporation tax surrendered or claimed pursuant to section 240 of the ICTA 1988;

       (c)    a Transferred Tax Refund.

       "income profits or gains" includes any other measure by reference to which Tax is computed;

       "Purchaser's Relief" means any Relief to the extent that the same either:-

       (a) has been reflected in the Net Assets of the Company as shown by the Principal Accounts; or

       (b)    arises in respect of periods after the Last Accounts Date;

       "Relevant Event" means every event, act, omission, default, occurrence, circumstance, transaction, dealing or arrangement of any kind whatsoever done or omitted to be done by the Covenantor or the Company or which in any way concerns or effects the Company whether or not done or omitted to be done by the Company or the Covenantor;

       "Relief" means any allowance, credit, exemption, deduction or relief from, in computing against or in respect of Tax or any right to the repayment of Tax;

       "Tax" means any tax, and any duty, impost, levy or charge in the nature of tax, whether domestic or foreign, and any fine, penalty or interest connected therewith including (without prejudice to the foregoing) corporation tax, advance corporation tax, income tax, national insurance and social security contribution, capital gains tax, inheritance tax, petroleum revenue tax, value added tax, customs excise and import duties, stamp duty, stamp duty reserve tax, insurance premium tax, air passenger duty, rates and water rates and any other payment whatsoever which the Company is or may be or become bound to make to any person by reason of any taxation statutes;

       "taxation statutes" means all statutes, decrees, orders and regulations whether domestic or foreign providing for or imposing any Tax;

       "Transferred Tax Refund" means a tax refund relating to an accounting period as defined by section 102(3) of the FA 1989 in respect of which a notice has been given pursuant to section 102(2) of the FA 1989.

       "Utilisation of a Purchaser's Relief" means the utilisation or set off of a Purchaser's Relief available to the Company.

1.3 References to income, profits or gains being earned accrued or received before a particular date shall include deemed income profits or gains treated as earned accrued or received prior thereto.


2.     INDEMNITY

2.1 Subject to clause 2.2 the Covenantor hereby covenant with the Purchaser to pay from time to time to the Purchaser:-

       (a) such sums as would if paid to the Company indemnify and keep indemnified the Company against each and every Claim for Tax where the Claim for Tax in question arises whether in whole or in part:-

              (i) in connection with or as a consequence of one or more Relevant Events occurring or entered into on or before Completion; or

              (ii) in respect of or by reference to any income profits or gains earned, accrued or received on or before Completion; or

              (iii) in consequence of the combined effect of two or more Relevant Events of which at least one shall have occurred on or before Completion but only in circumstances where such Claim for Tax would not have been suffered by the Company but for the failure of any person (other than a Companies falling within the definition of the Companies for the purposes of this deed) to discharge or pay any liability for Tax;

       (b) such sums as would if paid to the Company indemnify and keep indemnified the Company against:-

              (i) each and every loss in whole or in part of the right to receive any payment for Group Relief to the extent that the payment has been reflected in the Net Assets of the Company as shown by the Principal Accounts; and/or

              (ii) any liability to make any payment for Group Relief and/or any liability to repay any repayment received for Group Relief to the extent that any such liability has not been reflected in the Net Assets of the Company as shown by the Principal Accounts;

       (c) such sums as will indemnify and keep indemnified the Purchaser and such further sums as would if paid to the Company and/or any subsidiary or holding company of the Purchaser (or any subsidiary of any such holding companies) indemnify the same against all costs and expenses incurred or payable in connection with:-

              (i) any Claim for Tax the subject of a claim under clause 2.1(a), including all legal proceedings relating thereto and the settlement of any Claim for Tax and/or rebuttal of any contention or in connection with any legal proceedings and reasonable steps taken to avoid any Claim for Tax or contention whether actual, threatened and/or anticipated;

              (ii) any loss or liability as mentioned in clause 2.1(b) including all legal proceedings relating thereto.

2.2 If any Claim for Tax or liability which would have otherwise given rise to a Claim for Tax shall be reduced or avoided in consequence of any Utilisation of a Purchaser's Relief this deed shall apply as if such Purchaser's Relief had not been available so that the amounts paid by the Covenantor hereunder shall be the amounts which would have been payable in the absence of that or any other Purchaser's Relief.

2.3    The covenant contained in clause 2.1(a) shall not apply:-

       (a) to any Claim for Tax to the extent that any Tax giving rise to the same has been paid prior to the Last Accounts Date or that a full and sufficient provision or reserve for the liability to which the same relates has been made in the Principal Accounts and for the purposes of this clause 2.3(a) no provision or reserve shall be prevented from being full and sufficient if the same proves to be inadequate by reason only of an increase in rates of Tax announced after the date of the Sale Agreement;

       (b) to any Claim for Tax to the extent that the same shall have arisen in consequence of any act or transaction which could reasonably have been avoided and which was carried out without the agreement of the Covenantor by the Purchaser or the Company after Completion otherwise than in the ordinary course of business of the Company, and which the Purchaser was or should reasonably have been aware would give rise to the Claim for Tax in question; or

       (c) to any Claim for Tax to the extent that it arises in the ordinary course of business of the Company after the Last Accounts Date but on or before Completion and for this purpose, but without limitation, the following shall not be regarded as being in the ordinary course of business:-

              (i) the declaration or payment of any dividend or the making of any other distribution; or

              (ii) any transaction entered into by the Company in the circumstances where the consideration (if any) received by or as the case may be, paid by the Company in respect thereof is less than or more than the consideration deemed to have been received or paid for Tax purposes but to the extent only of the Claim for Tax arising in respect of the amount by which the deemed consideration exceeds or is less than the actual consideration; or

              (iii) the Company ceasing or being deemed to cease, for Tax purposes, to be the member of any group or associated with any other company or person whether in consequence of the entering into of the Sale Agreement or anything done under it or otherwise; or

              (iv) a Relevant Event which gives rise to a liability of the Company in respect of the income, profits or gains, whether actual or deemed, of any non-resident person;

              (v) any other Relevant Event which gives rise to a liability to Tax on deemed (as opposed to actual) income, profits or gains.

       (d) to the Company becoming or being deemed to become or ceasing or being deemed to cease, for Tax purposes, to be a member of any group or associated with any other company or person whether in consequence of the entering into of the Sale Agreement or anything done under it or otherwise;

       (e) to any Claim for Tax to the extent that the same is increased as a result of any failure by the Purchaser or the Company to comply with its obligations under clause 5.

2.4 In computing the amount to be paid by the Covenantor under this Deed in respect of any Claim for Tax no account shall be taken of any Tax for which the Company would have been liable in respect of such amount had it in fact been paid to the Company.

2.5 All sums payable by the Covenantor under this Deed shall be paid free and clear of all deductions or withholding (including Tax) unless the deduction or withholding is required by law, in which event or in the event that the Purchaser shall incur any liability for Tax chargeable or assessable in respect of any payment pursuant to this deed, the Covenantor shall pay such additional amounts as shall be required to ensure that the net amount received and retained by the Purchaser (after
       Tax) will equal the full amount which would have been received and retained by it had no such deduction or withholding been made and/or no such liability to Tax been incurred and in applying this clause 2.5 no account shall be taken of the extent to which any liability for Tax may be mitigated or offset by any Relief available to the Purchaser so that where such Relief is available the additional amount payable hereunder shall be the amount which would have been payable in the absence of such availability.


3.     TIMING

3.1 Where the Covenantor becomes liable to make any payment pursuant to clause 2, the due date for the making of that payment shall be:-

       (a) in so far as the claim arises pursuant to clause 2.1(a) seven days before the day on which a payment of Tax becomes due under or in consequence of the Claim for Tax in question or seven days before the day on which any repayment (or increased repayment) of Tax which but for such Claim for Tax would have been available, would have been due and for this purpose it shall be assumed that the repayment would have become due at the earliest possible date;

       (b) in so far as the liability arises pursuant to clause 2.1(b) nine months after the end of the accounting period of the Company in relation to which the Group Relief surrender was made or where the liability arises as a consequence of a liability to repay any payment received for or to make any payment for Group Relief, seven days before the date on which the Company is liable to repay or pay such amounts;

       (c) in so far as the claim arises pursuant to clause 2.1(c), seven days before the day on which the costs and expenses fall due for payment;

       (d) in so far as the claim arises pursuant to clause 2.2 the date on which payment would have become due under sub-clause (a) above had no Purchaser's Relief been available and for this purpose it shall be assumed that the Claim for Tax would have been made and all Tax would have become due at the earliest possible date (assuming no application for postponement).

3.2 Where but for the non-availability, loss or reduction of any Purchaser's Relief the Company could have surrendered the same to another company by way of Group Relief this Deed and in particular clause 3.1(a) shall apply as if the Tax which could have been saved as a consequence of any such surrender would have been saved by the Company but for the said non-availability, loss or reduction and at the same time.

3.3 For the purposes hereof where Tax is due or a repayment due is lost or reduced or a Group Relief Payment is lost or reduced or falls to be repaid or where, but for a Utilisation of a Purchaser's Relief Tax would be due or costs and expenses fall due for payment, on more than one occasion then paragraphs (a) to (d) of clause 3.1 shall apply separately on each such occasion.

3.4 If any sum due under clause 2 is not paid by the Covenantor by the later of the due date and the date seven days after the date of the demand made therefor the same shall carry interest (from such later date until the date of payment) at the rate of four per cent, over the base rate for the time being of Barclays Bank Plc (or in the absence of such rate at such equivalent rate as the Purchaser shall select) save that interest shall not start to run in respect of any payments of Tax above until seven days before the day on which the Company makes the payment of Tax due.

4.     REBATE

4.1 If the Purchaser or as the case may be the Company is entitled to recover from any person

       (other than the Covenantor the Purchaser or the Company) in respect of any claim for tax which gives rise to a liability on the part of the Covenantor under this Deed then:-

       (a) the Purchaser shall give the Covenantor full details of the entitlement as soon as practicable;

       (b) subject to the Purchaser and the Company being indemnified to the reasonable satisfaction of the Purchaser by the Covenantor against all costs, expenses and other liabilities which may be thereby incurred by the Purchaser or the Company or the Purchaser shall at the request of the Covenantor take all reasonable and appropriate steps to recover or procure the recovery of the sum keeping the Covenantor fully informed of the progress of any action taken provided that neither the Purchaser nor the Company shall be required to take any action which they consider to be prejudicial to their commercial interests.

4.2 The Purchaser undertakes that if after the Covenantor have paid in full any amount due hereunder in respect of any claim for tax the Purchaser or the Company is or becomes entitled to receive and receives (from any person other than the Covenantor) a payment in respect of such claim for tax the Purchaser shall or shall procure that the Company shall pay to the Covenantor a sum equal to the lesser of:-

       (a) the amount of any payment so received after deduction therefrom of an amount equal to any costs reasonably and properly incurred in obtaining it and any taxation liability in respect of it; and

       (b) the amount paid by the Covenantor hereunder in respect of the taxation liability in question.

4.3 If the liability of the Company to make an actual payment of tax is reduced in consequence of the utilisation of a relief which would not have arisen but for the circumstances giving rise to a claim for tax in respect of which the Covenantor are liable under this Deed (relevant relief) then:

       (a) the Purchaser shall procure that details of the reduction in tax liability are given to the Covenantor; and

       (b) the Purchaser shall procure that as soon as practicable and after the date on which the tax which has been reduced would otherwise have been paid any payment made by the Covenantor in respect of the Relevant Claim is paid to the Covenantor up to the amount of the reduction (after deducting therefrom any reasonable and proper costs and expenses incurred by the Purchaser or the Company in obtaining such reduction) and that any interest or repayment supplement received relating to the reduction so far as repaid is also forthwith paid to the Covenantor.

5.     CONDUCT OF CLAIMS

5.1 If the Purchaser shall become aware of any claim which is likely to give rise to a liability on the Covenantor hereunder the Purchaser shall by way of covenant but not as a condition precedent to the liability of the Covenantor hereunder gives notice thereof or procure that notice thereof is given as soon as reasonably practical to the Covenantor and if possible giving an estimate of the sums involved and shall not make any communication with any taxation authority in relation to such claim.

5.2 As regards any claim the Purchaser shall take or shall procure that the Company shall take any such action as the Covenantor may by written notice given to the Purchaser reasonably request cause the claim to be withdrawn or to dispute, resist, appeal against, compromise or defend the claim and any determination in respect thereof or to apply to postpone (so far as legally possible) the payment of any tax pending the determination of any appeal but subject to the Purchaser and the Company being indemnified and secured to the reasonable satisfaction of the Purchaser by the Covenantor against all losses (including any additional taxation liability) interest, costs, damages and expenses which may be thereby incurred by the Purchaser or the Company and provided that :

       (a) any request made by the Covenantor pursuant to this Clause 5.2 shall be made within a reasonable time of receipt by the Covenantor of any notice given by the Purchaser to the Covenantor in accordance with Clause 5.1 and if on the expiry of the period of 14 days commencing on the date of receipt by the Covenantor of such notice the Covenantor shall not have given to the Purchaser notice of the Covenantor's intention in respect of the claim or shall not have provided satisfactory indemnities or securities in accordance with this Clause 5.2 the Purchaser and the Company shall be entitled to be satisfied or settle or deal with the claim on such terms as they shall in their absolute discretion think fit without prejudice to their rights and remedies under this Deed;

       (b) the Purchaser and the Company shall not be obliged to comply with any request of the Covenantor which involves contesting any assessment for taxation before any court or any other appellant body unless they have been advised in writing by leading tax Counsel instructed by agreement between the Purchaser and the Covenantor at the expense of the Covenantor that an appeal against the assessment for taxation in question will on the balance of probably be won by the Purchaser or as the case may be the Company;

       (c) neither the Purchaser nor the Company shall be obliged to take any action which is likely to increase the future taxation liability of the Company in the group of companies of which the Purchaser is for the time being a member; and

       (d) the Purchaser may require the Covenantor to take in the name of the Company the action requested in accordance with this Clause
              5.2 on such terms as the Purchaser in its absolute discretion thinks fit.

5.3 The Purchaser shall procure that the Company ensures that a claim to which this Deed applies is so far as is reasonably practicable dealt with separately from claims to which it does not apply and that any claim to which it does apply is not paid prematurely.

5.4 The Purchaser shall supply to the Covenantor copies of all material written correspondence with the Inland Revenue in relation to any dispute, failed negotiations or other proceedings conducted by or at the request of the Covenantor pursuant to Clause 5.2.

IN WITNESS WHEREOF the parties hereto have executed this deed on the date set out above




SIGNED by NITA EUGENIE ANNE  )     /s/ NITA EUGENIE ANNE BEECROFT
BEECROFT in the presence of: )







SIGNED by                    )
duly authorised by LEISURE   )     /s/ Illegible
TRAVEL GROUP LIMITED         )

                                   SCHEDULE 7

                            Shareholders Undertaking


We, Nita Eugenie Anne Beecroft and Matthew Eric Beecroft, being the registered shareholders of all of the shares in Ilios Travel Limited (the "Company") give this Undertaking pursuant to Clause 4 of an agreement of even date herewith made between Nita Eugenie Anne Beecroft and Leisure Travel Group Limited (the Agreement") concerning the sale of such shares.

1. Words and phrases defined in the Agreement shall bear the same meanings in this Undertaking.

2.     The Shares are held as set out in Schedule 1 to the Agreement.

3. We acknowledge receipt of the consideration for the Shares set out opposite our names in Schedule 1.

4. We severally undertake to Leisure Travel Group Limited that if the Vendor or the Covenantor shall be liable under the terms of the Agreement (including but without limitation the Warranties and the Deed of Indemnity) to make any payment to Leisure Travel Group Limited, we shall on demand make such payment.

5. Our several liabilities hereunder shall be limited to the amount of consideration we have received.

6. The provisions of Clause 7 of the Agreement shall apply to this Undertaking mutatis mutandis.

IN WITNESS  WHEREOF the parties hereto have executed this  undertaking as a Deed
on the                   1999



EXECUTED AS A DEED by NITA     )
EUGENIE ANNE BEECROFT in the   )
presence of:                   )






EXECUTED AS A DEED by          )
MATTHEW ERIC BEECROFT in the   )
presence of:                   )